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Exhibit 24.1

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being directors of SIRVA, Inc., a Delaware corporation (the "Corporation"), hereby constitutes and appoints Robert W. Tieken and Eryk J. Spytek and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 under the Securities Exchange Act of 1934, as amended, or such other form as such attorney-in-fact may deem necessary or desirable, any amendments thereto, and all additional amendments thereto in such form as they or any one of them may approve, and to file the same with all exhibits and schedules thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done to the end that such Annual Report shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations of the Securities and Exchange Commission adopted or issued pursuant thereto, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or his substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand this Eleventh day of March 2008.

/s/ Frederic F. Brace Frederic F. Brace	/s/ John R. Miller John R. Miller
/s/ Robert J. Dellinger Robert J. Dellinger	/s/ Joseph A. Smialowski Joseph A. Smialowski
/s/ Thomas E. Ireland Thomas E. Ireland	/s/ Robert W. Tieken Robert W. Tieken
/s/ General Sir Jeremy Mackenzie General Sir Jeremy Mackenzie

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  Exhibit 24.1